Exhibit 2.3

REPUBLIC REALM INC.

BYLAWS

(Adopted on March 9, 2021)

ARTICLE I.

MEETING OF STOCKHOLDERS

1.1 Annual Meeting. The annual meeting of the stockholders of Republic Realm Inc. (the “Corporation”) shall be held at such date and time as shall be designated from time to time by the Corporation’s board of directors (“Board of Directors” or the “board”). Business transacted at the annual meeting shall include the election of directors of the Corporation.

1.2 Special Meetings. Special meetings of the stockholders shall be held when directed by the majority of the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares of “Common Stock” (within the meaning of the Corporation’s certificate of incorporation (the “Certificate of Incorporation”) entitled to vote at the meeting. A meeting requested by stockholders shall be called for a date not fewer than 10 nor more than 60 days after the request is made, unless the stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Corporation’s secretary (“Secretary”), unless the Board of Directors or stockholders requesting the meeting shall designate another person to do so.

1.3 Place. Meetings of stockholders shall be held at the principal place of business of the Corporation or at such other place, either within or without the State of Delaware (including by remote communications as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware, as in effect from time to time (the “DGCL”), as may be designated by the Board of Directors from time to time.

1.4 Notice. Written notice stating the place, day and hour of the meeting and the general nature of the business to be considered, shall be delivered not fewer than 10 nor more than 60 days before the meeting, either personally, or by email, or by first class mail, by or at the direction of the Secretary or the persons calling the meeting to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. An affidavit of the Secretary or an assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

1.5 Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each stockholder of record on the new record date entitled to vote at such meeting.

1.6 Stockholder Quorum and Voting.

(a) Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the shares of stock of the Corporation entitled to vote will constitute a quorum at all meetings of the stockholders. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

(b) In case a quorum shall not be present at any meeting, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

1.7 Voting of Shares. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. When a quorum is present at any meeting, the vote of the holders of shares of stock of the Corporation representing a majority of the voting power at the meeting, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

1.8 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after three years from the date thereof unless otherwise provided in the proxy.

1.9 List of Stockholders Entitled to Vote.

(a) After fixing a record date for a meeting of stockholders as provided in Article IV, Section 4.8 of these Bylaws, the officer of the Corporation who had charge of its stock ledger shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting.

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(b) The list of stockholders shall be available for inspection by any stockholder for any purpose germane to the meeting for a period beginning 10 days prior to the meeting for which the list was prepared and continuing through the meeting: (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time there of and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network and the information required to gain access to such list shall be provided with the notice of the meeting.

1.10 Action by Stockholders Without a Meeting. Any action required by law, these Bylaws, or the Certificate of Incorporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law. Prompt notice of the taking of the corporate action taken pursuant to this Section shall be provided to the stockholders in accordance with Section 228 of the DGCL.

1.11 Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, if authorized by the directors, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, may be conducted in whole or in part by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

ARTICLE II.

DIRECTORS

2.1 Function. All corporate powers are to be exercised by or under the authority of, and the business and affairs of the Corporation are to be managed by or under the direction of, the Board of Directors, except such corporate powers as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

2.2 Qualification. Directors need not be residents of Delaware or stockholders of the Corporation.

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2.3 Compensation. Directors may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors. No such payment shall preclude any director from serving the Corporation in any other capacity, including an officer, employee or consultant, and receiving compensation therefor.

2.4 Number of Directors. The number of directors that shall constitute the whole Board of Directors will be fixed initially by the incorporator of the Corporation and, thereafter, will be fixed from time to time by a resolution of the Board of Directors.

2.5 Election and Term. Directors are to be elected at each annual meeting of stockholders, except as may otherwise be provided in the Certificate of Incorporation or in Article II, Section 2.6. Each director is to hold office until his or her successor has been elected and qualified or until his or her earlier resignation, removal from office or death.

2.6 Vacancies. If the office of any director, member of a committee or officer is or becomes vacant, the remaining directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, and that person will hold office for the unexpired term and until his or her successor is duly chosen. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

2.7 Removal of Directors. Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

2.8 Quorum and Voting. A majority of the directors elected pursuant to these Bylaws shall constitute a quorum for the transaction of business, unless the Board of Directors shall consist of one or two directors, in which event one director shall constitute a quorum. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. All matters shall be determined by the vote of a majority of the directors present at a meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by these Bylaws.

2.9 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate committees, each committee to consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers, but no committee shall pass a resolution which may require it (i) to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) to adopt, amend or repeal any provision of these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

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2.10 Time, Notice and Call of Meetings.

(a) Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine. Written notice of the time and place of meetings of the Board of Directors, other than the regular annual meeting, shall be given to each director by either personal delivery or electronic mail (with, in the case of electronic mail, confirmation of receipt) at least three (3) days before the meeting or by notice mailed to the director at least 10 days before the meeting.

(b) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting or if all of the directors are present (unless provided otherwise by law). Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(c) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(d) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(e) Upon the written request of any director, the Secretary shall call a special meeting of the Board of Directors.

2.11 Chair. The Chair of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

2.12 Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

2.13 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

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2.14 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

ARTICLE III.

OFFICERS

3.1 Officers. The Corporation shall have one or more of a President, a Secretary, and a Treasurer, and such other officers with such titles and duties as shall be stated in a resolution of the Board of Directors. Any number of offices may be held by the same person. Each officer elected by the Board of Directors shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. None of the officers of the Corporation need be directors or stockholders. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. A failure to elect officers shall not dissolve or otherwise affect the Corporation. The Board of Directors shall have authority to fix the compensation of officers; an officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

3.2 Powers and Duties; Delegation. Subject to these Bylaws, each officer of the Corporation shall have such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

(a) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless a Chairman of the Board of Directors has been appointed and is present. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(b) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

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(c) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Treasurer, or (if applicable) the Controller or any Assistant Controller to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

3.3 Voting of Securities. Unless otherwise directed by the Board of Directors, the President, Secretary, and Treasurer or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any Corporation, entity or organization in which the Corporation holds stock, securities or interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock, securities or interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

3.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action, may be executed on behalf of the Corporation by the President.

3.5 Removal of Officers. The Board of Directors may remove an officer or agent elected or appointed by the board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby.

3.6 Vacancies. Any vacancy in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board of Directors.

3.7 Resignations. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

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3.8 Employment Contracts. The Corporation may enter into employment contracts authorized by the Board of Directors (in the case of officers who are also directors the unaffiliated board members) extending beyond the terms of office of the officers. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove or fail to reappoint officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation. For the avoidance of any doubt, an employment contract is not a requirement for a person to be employed by the Corporation.

3.9 Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

ARTICLE IV.

CAPITAL STOCK

4.1 Stock Ownership. The Corporation will have two (2) classes of Common Stock: Class A Common Stock and Class B Common Stock. The designations, preferences, limitations and relative rights of the classes of Common Stock will be as set forth in the Certificate of Incorporation and described herein. Both the Class A Common Stock and the Class B Common Stock will be voting stock. The holders of the Class A Common Stock will be entitled to cast twenty (20) votes per share of Class A Common Stock on all matters coming before a vote of the stockholders. The holders of Class B Common Stock will be entitled to cast one (1) vote per share of Class B Common Stock on all matters coming before a vote of the stockholders.

4.2 Share Certificates and Notices; Uncertificated Stock.

(a) The shares of the Corporation may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and recorded as they are issued. Any or all of the signatures on any certificate may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the Corporation shall send to the record owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

4.3 Partly Paid Shares. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

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4.4 Special Designation on Certificates and Notices of Issuance. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.5 Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, the issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto, and the transaction shall be recorded upon the books of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or transfer instructions are given with respect to uncertificated shares, both the transferor and transferee request the Corporation to do so.

(b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

4.6 Lost, Stolen, or Destroyed Certificates. If the stockholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued, or evidence of uncertificated shares in the place of any certificate theretofore issued by the Corporation, in the place upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board of Directors may reasonably require.

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4.7 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

4.8 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor fewer than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If a record date for a specific action is not fixed by the Board of Directors, such record date shall be that specified by the section of the DGCL dealing with that action (or any successor provision thereof) or, if no such record date is specified, in accordance with Section 213 of the DGCL (or any successor provision thereto). A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.

4.9 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE V.

BOOKS AND RECORDS

5.1 Books, Records of Account and Minutes. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

5.2 Stockholder Register. The Corporation shall keep at its registered office or principal place of business a record of its stockholders, giving the names and addresses of all stockholders and the number of the shares held by each.

5.3 Form of Books, Records and Minutes. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

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ARTICLE VI.

DIVIDENDS

6.1 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VII.

CORPORATE SEAL

7.1 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER CORPORATE AGENTS

8.1 Action, Etc., Other Than By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

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8.2 Action, Etc., By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

8.3 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article VIII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

8.4 Advance of Expenses. The right to indemnification contained in this Article VIII shall include the right to be paid by the Corporation the expense incurred in defending any such action, suit, proceeding or investigation for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an Agent shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Agent is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

8.5 Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under this Article VIII shall be made promptly and in any event within 90 days, upon the written request of the Agent. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in the whole or in part, or if no disposition of such claim is made within 90 days. In any suit brought by an Agent to enforce his or her right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation must bear the burden of proof to show that the Agent is not entitled to indemnification or advancement of expenses. The Agent’s expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8.6 Other Rights and Remedies. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any Bylaws agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. The execution of any other written contract for indemnification between the Agent and the Corporation shall in no way limit the rights of the Agent under this Article.

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8.7 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent, as well as persons covered under Section 8.10 hereof, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

8.8 Constituent Corporations. For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

8.9 Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article VIII, references to “other enterprise” in Sections 8.1 and 8.8 will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.10 Indemnification of Employees and Agents. As determined by the Board of Directors in its sole discretion, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent that, or to a lesser extent than, it shall indemnify officers and directors under this Article VIII.

8.11 Savings Clause. If this Article VIII, or any portion thereof, shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding or any action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

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ARTICLE IX.

MISCELLANEOUS

9.1 Fiscal Year. The fiscal year of the Corporation shall end on such date as may be determined by the Board of Directors.

9.2 Electronic Notice; Effective Date; Form Thereof.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws will be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent will be revocable by the stockholder or director by written notice to the Corporation. Any such consent will be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice given pursuant to subsection (a) of this Section 9.2 shall be deemed given: (1) if by electronic mail, when sent to an electronic mail address at which the stockholder or director has consented to receive notice, if sent before or during normal business hours of the recipient, and if sent after normal business hours of the recipient, then on the next business day; (2) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.3 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

9.4 Conflicts with the Certificate of Incorporation. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

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9.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.6 Electronic Signature. In addition to the provisions for use of electronic signatures elsewhere specifically authorized in these Bylaws, electronic signatures of any stockholder, director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE X.

AMENDMENTS

10.1 Amendment. These Bylaws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular or special meeting of the board, if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting. The stockholders may make additional bylaws and may adopt, amend, or repeal any bylaws whether such bylaws were originally adopted by them or otherwise.

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